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                                                                   EXHIBIT 10.47

                            DATED 20TH FEBRUARY 1996






                           (1) SYLVANIA LIGHTING S.A

                               (2) NORMAN SCOULAR

                    (3) SYLVANIA LIGHTING INTERNATIONAL B.V.

                (4) FLOWIL INTERNATIONAL LIGHTING (HOLDING) B.V.





                     ______________________________________


                                SECOND AMENDMENT
                                   AGREEMENT

                     ______________________________________










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                             Dibb Lupton Broomhead
                                125 London Wall
                                     LONDON
                                    EC2Y 5AE

                               Tel: 0345 26 27 28
                               Fax: 0171 600 5580

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                           SECOND AMENDMENT AGREEMENT

     This second amendment agreement made the 20th day of February 1996 between

(1) SYLVANIA LIGHTING S.A., incorporated under the laws of Switzerland, whose principal place of business is situated at 20 Route de Pre-Bois, 1215 Geneva 15 (Airport), Switzerland (the "Company");

(2) NORMAN SCOULAR of Ash Green, Ladythorn Crescent, Bramhall, Cheshire SK7 2HB (the "Executive");

(3) SYLVANIA LIGHTING INTERNATIONAL B.V., a private limited liability company incorporated under the laws of The Netherlands and established in Amsterdam, The Netherlands, whose registered office is situated at Appollalaan 171, 1077 AS, Amsterdam, PO Box 7301, 10007 JH, Amsterdam, The Netherlands ("SLI"); and

(4) FLOWIL INTERNATIONAL LIGHTING (HOLDING) B.V., a private limited liability company incorporated under the laws of The Netherlands whose registered office is situated at "Atrium" Building, 2nd Floor, Strawinskylaan 3037, 1077 ZX, Amsterdam, The Netherlands ("Flowil")

amends in the following terms a Service Agreement dated 12 May 1993 (as amended by an amendment agreement dated 22 March 1994) made between the Company and the Executive (the "Agreement") and an Executive Director's Contract dated 12 May 1993 made between SLI and the Executive (the "SLI Executive Director's Contract") and an Executive Director's Contract dated 12 May 1993 made between Flowil and the Executive (the "Flowil Executive Director's Contract").

All capitalised terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreement.



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IT IS HEREBY AGREED AS FOLLOWS:

1. Clause 3 of the Agreement shall be deleted and replaced with the following words:-

     "3.  TERM

     3.1 The employment of the Executive (subject to termination as provided below) shall commence on the Effective Date and save as provided hereafter shall continue thereafter unless and until terminated by:-

          3.1.1 the Executive giving to the Company not less than six months' notice in writing to expire at any time; or

          3.1.2 the Company giving to the Executive not less than twelve months' notice in writing to expire at any time.

     3.2 Subject to Clause 3.3, in the event that any company or company under its control acquires after the date hereof, but before a Successful Listing (as defined in Clause 3.4), such rights as make the Company, SLI or Flowil a subsidiary (as defined by Section 736 of the Companies Act 1985 as amended by the Companies Act 1989) of that company then the Agreement shall continue unless and until terminated by:-

          3.2.1 the Executive giving to the Company not less than twelve months' notice in writing to expire at any time; or

          3.2.2 the Executive giving notice of deemed immediate termination by the Company in the circumstances described in Clause 14.4; or


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          3.2.3   the Company terminating or giving notice pursuant to Clause
                  14.3.

     3.3 The period of notice referred to in Clause 3.2 shall not apply in the event of a Successful Listing (as defined in Clause 3.4), when the provisions of Clause 3.1 shall apply.

     3.4  For the purpose of this Agreement a Successful Listing means:-

          3.4.1 the admission (or re-admission after suspension) of any shares of the Company, SLI or Flowil or any holding company (as defined in Section 736 of the Companies Act 1985 as amended by the Companies Act 1989) of the Company, SLI or Flowil which holds 100% of the Company's, SLI's or Flowil's shares to the Official List of The London Stock Exchange Limited or on the primary list of any recognised investment exchange (as such term is used in the United Kingdom Financial Services Act 1986) and such admission or re-admission becoming effective; or

          3.4.2 the granting (or the re-granting after suspension) of an application by the Company, SLI or Flowil or any holding company (as defined in Section 736 of the Companies Act 1985 as amended by the Companies Act 1989) of the Company, SLI or Flowil which holds 100% of the Company's, SLI's or Flowil's shares of permission to deal in any of its shares on The Alternative Investment Market of The London Stock Exchange Limited or on the secondary market of any recognised investment exchange (as such term is used in the United Kingdom

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                  Financial Services Act 1986) and such permission becoming
                  effective.

          For the avoidance of doubt, the expression "re-admission after suspension" and "re-granting after suspension" are to be read and construed in the context of a reorganised investment exchange (other than The London Stock Exchange Limited) as being references to the nearest equivalent procedure by which listing or the grant of permission to deal can be obtained in accordance with the rules of such relevant recognised investment exchange."

2. There shall be inserted in the first line of Clause 11.1 after the word "Board" the words "save as provided in Clause 14.7". There shall be inserted in the second line of Clause 11.1 after the word "employment" the words "howsoever or whensoever terminating".

3. Clauses 14.1.4 and 14.1.5 of the Agreement shall be deleted and replaced with the following words:-

            "14.1.4 if the Executive is guilty of any gross default or gross misconduct in connection with or affecting the business of any member of the Group to which he is required by this Agreement to render services which the Executive:-

                    (a) fails to immediately on receipt of written notice by the Company (the "Notice") to stop the action regarded by the Company as constituting gross default or gross misconduct; and

                    (b) fails within a reasonable time of the receipt of the Notice to remedy or otherwise make good the action regarded by


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                         the Company as constituting gross default or gross
                         misconduct; or

            14.1.5 in the event of any material breach by the Executive of the terms of this Agreement which the Executive fails within 30 days of written notice by the Company to remedy: for the purposes of this sub-clause 14.1.5 only, a breach shall be a "material breach" if the reputation, prospects or commercial activities of any member of the Group and/or the Group as a whole is materially adversely affected thereby; or"

4. Clause 14.3 of the Agreement shall be deleted and replaced with the following words:-

     "14.3  The Company hereby acknowledges that in the event that:-

            14.3.1 any company or any company under its control acquires after the date hereof, but before a Successful Listing (as defined in Clause 3.4), such rights as make the Company, SLI or Flowil a subsidiary (as defined by Section 736 of the Companies Act 1985 as amended by the Companies Act 1989) of that company; and

            14.3.2  this Agreement is terminated

                    (i) with immediate effect, other than as a result of any of the circumstances set out in Clause 14.1; or

                    (ii) by way of notice by the Company; or

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                    (iii) in the circumstances described in Clause 14.4; then


            14.3.3 the Executive's employment with the Company shall cease from the date of such termination or the giving of such notice and in such event the parties shall release each other of any notice period as to termination under this Agreement insofar as it shall not require the Executive to work any period of notice whatsoever and the Executive shall be entitled to receive compensation within 24 hours of such termination, to include without limitation payment in lieu of statutory and contractual notice, on the termination of this Agreement. Such compensation for loss of office shall be calculated from the date of such termination for a twenty-four month period free and clear of any set off or other deductions whatsoever but subject to being paid net of tax PROVIDED ALWAYS THAT such compensation shall be calculated for each twelve month period for which compensation is paid by reference to the remuneration paid to the Executive by the Company in the most recently completed twelve month financial year preceding such termination to include, without limitation, all remuneration paid by the Company to the Executive whether or not under the terms of this Agreement and, other than discretionary payments made to the Executive outside the terms of this Agreement, such compensation for termination shall take into account only

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                    those benefits referred to in Clauses 7, 8 and 9 of this
                    Agreement (comprising, for the avoidance of doubt, basic pay and all bonuses whether they are contractual or discretionary and all payments or allowances for or in lieu of pensions, car and medical benefits) PROVIDED ALWAYS THAT the Executive abides by Clauses 11, 13, 16 and 17 of this Agreement, save as provided otherwise in Clause 14.7, and without prejudice to the Company's right to claim for further loss and damage for breach of such Clauses or such other relief as it sees fit.

     14.4 For the purposes of this Agreement, the SLI Executive Director's Contract, the Flowil Executive Director's Contract and the Amendment Agreement dated 22 March 1994, in the event that after the events described in Clause 14.3.1 the Company unilaterally imposes a variation of the Executive's duties or management powers (in determining what constitutes a variation, reference shall be made to the actual delegation of duties or powers in the period from 29 January 1993 to the date of the Executive's notice under this Clause) then this Agreement shall be deemed terminated by the Company pursuant to Clause 14.3.3 PROVIDED ALWAYS THAT the Executive notifies the Company of his intention to rely on this Clause within 7 days of the said variation.

     14.5 The Executive hereby acknowledges that in the event that this Agreement is terminated by the Company at any time other than as a result of any of the circumstances set out in Clause 14.1 the compensation for termination payable to the


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            Executive shall, other than discretionary payments made to the
            Executive outside the terms of this Agreement, take into account only those benefits referred to in Clauses 7, 8 and 9 of this Agreement (comprising, for the avoidance of doubt, basic pay and all bonuses whether they are contractual or discretionary and all payments or allowances for or in lieu of pensions, car and medical benefits).

     14.6 The parties in entering into the provisions relating to compensation in Clauses 14.3, 14.4 and 14.5 record their intention as being that such compensation will be paid by way of liquidated damages and having taken legal advice consider the damages to be a genuine pre-estimate of loss to the Executive.

     14.7 The compensation payments which in those circumstances set out in this Clause 14 shall be made to the Executive shall be made by the Company within 24 hours of termination of this Agreement by the Company and shall be paid by telegraphic transfer into an account of the Executive's nomination. In the event of non-payment in whole or part of the compensation due to the Executive within such 24 hour period:-

            14.7.1 the Executive shall be entitled to charge the Company interest on the sum unpaid from the due date until the actual date of payment (as well after as before judgement) at a rate equal to 2% per annum above the National Westminster Bank Plc base rate for the period; and

            14.7.2 the Executive shall be immediately released from all of his obligations under

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                    Clause 11 (Secrets and Confidential Information), Clause 16
                    (Provisions after Termination) and Clause 17 (Restrictive Covenants (as amended hereunder)) of this Agreement.

5. There shall be inserted in the first paragraph of Clause 16 after the words "The Executive hereby agrees that he will not at any time after termination of this Agreement" the words "howsoever or whensoever arising, save as provided in Clause 14.7, "and there shall be inserted at the end of the first paragraph after the words "...other persons directly or indirectly." the words "for a period of twenty-four months after termination".

6. In consideration of the agreement of the Company to pay compensation pursuant to Clause 14 the Executive has agreed to extend the period of certain restrictions under the Agreement from twelve months to twenty-four months following termination. Accordingly, there shall be deleted from the first line of Clause 17.2 the words "12 months" and inserted in their place the words "24 months" and there shall be inserted after the end of the parenthesis in the second line of Clause 17.2 the words "save as provided in Clause 14.7". There shall be added the following sub-clauses to Clause 17:-

     "17.3 For the period of twenty-four months after ceasing to be employed under this Agreement howsoever and whensoever terminating, save as provided in Clause 14.7, either alone or jointly with, or as manager, agent, consultant or employee of any person, firm or company directly or indirectly solicit or endeavour to entice away the custom of any person, firm or company who during the twelve months prior to the termination of the Agreement was a customer or potential customer of the Company and/or any company in the Group and (in the case of the customer) from

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            whom he had obtained business or to whom he had provided services on behalf of the Company and/or any company in the Group or (in the case of a potential customer) with whom he had dealt with a view to obtaining business.

     17.4 For the period of twenty-four months after ceasing to be employed under this Agreement howsoever and whensoever terminating, save as provided in Clause 14.7, either alone or jointly with, or as manager, agent, consultant or employee of any person, firm or company directly or indirectly deal with any person, firm or company who during the twelve months prior to the termination of the Agreement was a customer or potential customer of the Company and/or any company within the Group and (in the case of the customer) from whom he had obtained business or to whom he had provided services on behalf of the Company and/or any company in the Group or (in the case of a potential customer) with whom he had dealt with a view to obtaining business.

     17.5 The restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances, save for in those circumstances set out in Clause 14.7. Each sub-clause constitutes an entirely separate and independent restriction and the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and any other company in the Group."

7.   There shall be inserted at the end of Clause 19 the following:-

     "In the event of disciplinary proceedings, any disciplinary decision will be taken by the Board, or the Chairman if the Board so delegates."

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8.   A new Clause 22 shall be incorporated into the Agreement as follows:-

     "22.   INDEMNITY

            The Company will at all times and in all respects indemnify and keep indemnified the Executive and his heirs, executors and administrators and each of them from and against all losses, damages, liabilities, actions, claims, costs or expenses of any kind whatsoever which may be suffered, incurred or sustained by them or by any of them and which may in any way arise out of or in connection with:-

            22.1 the appointment of the Executive as a director of the Company or his tenure of such officer; or

            22.2 any act done, concurred in or omitted to be done in good faith by the Executive or by any other officer, servant or agent of the Company in or about or in connection with the performance by the Executive of any of his functions as a director of the Company or the performance or purported performance by any other such person of any of his functions as officer, servant or agent of the Company (as the case may be) whether or not the Executive or such other person was acting in the scope of his authority, contract or employment at the time except any loss, damage, liability, action, claim, cost or expense which may result directly from the Executive's own bad faith including, without limiting the generality of the foregoing, the Executive's own wilful dishonesty or wilful default which dishonesty or default constitutes or results directly in a material breach of the terms of the

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                  appointment of the Executive as a director of the Company or his tenure of such office."

9. The following Schedule shall be deemed to be incorporated into the Agreement.


                                  THE SCHEDULE

     Written statement of main terms and conditions of employment as required by
     Section 1 of the Employment Protection (Consolidation) Act 1978.

     1.   CONTINUOUS PERIOD OF EMPLOYMENT

          The Executive's continuous period of employment began on 29 January 1993. No employment of the Executive with any previous employer counts as part of the Executive's employment.

     2.   JOB TITLE

          The job title of the Executive is Chief Executive Officer. His duties will be in accordance with Clause 4.1 of this Agreement.

     3.   PLACE OF WORK

          The Executive's place of work is in accordance with Clause 4.1 of this Agreement.

     4.   REMUNERATION

          See Clauses 7, 8 and 9 of this Agreement.


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     5.   HOURS OF WORK

          The Executive shall work such hours as may be reasonably required for the proper performance of his duties.

     6.   HOLIDAYS

          See Clause 10 of this Agreement.

     7.   NOTICE PERIOD

          See Clauses 3 and 14 of this Agreement.

     8.   SICK PAY

          There are no other terms and conditions relating to incapacity for work apart from those set out in Clause 15 of this Agreement.

     9.   RETIREMENT

          The normal age of retirement is 65.

     10.  PENSIONS

          See Clause 8 of this Agreement. No contracting out certificate is in force.

     11.  GRIEVANCE PROCEDURE

          See Clause 19 of this Agreement.


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     12.  DISCIPLINARY RULES

          See Clause 19 of this Agreement.

          There are no other disciplinary rules relating to the appointment of the Executive other than those provided for in this Agreement.

     13.  MISCELLANEOUS

          13.1 There are no collective agreements in force which affect the terms and conditions of this Agreement.

          13.2 The Executive will be required to work in the United Kingdom, Holland and Switzerland at varying times and for varying durations at the discretion of the Company and will be paid his remuneration pursuant to Clauses 7, 8 as 9 in English pounds sterling, to the extent that the remuneration pursuant to those clauses is received in cash.

     10. The deemed commencement date of this second amendment agreement shall be 12 May 1995.

     11. Except as provided in this second amendment agreement all other terms and conditions set forth under the Agreement (as amended by an amendment agreement dated 22 March 1994), the SLI Executive Director's Contract and the Flowil Executive Director's Contract shall remain unmodified and in full force and effect.

     AS WITNESS the hand of the parties or their duly authorised representatives, the day and year first above written.

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SIGNED By EDWARD P. BARTLETT       )
for and on behalf of:              )
SYLVANIA LIGHTING S.A.             )
in the presence of:                )

Signature of Witness:
Name of Witness:                        M. Ch. METRAL
Address of Witness:                     Las Saphirs, 5
                                        Ch. des Landes
                                        F-74160 BOSSEY

Occupation:                             Secretary

SIGNED By NORMAN SCHOULAR          )
in the presence of:                )

Signature of Witness:
Name of Witness:                        H. BRAND
Address of Witness:                     24, rue Adrien Lachenal
                                        CH-1207 Geneva

Occupation:                             Secretary

SIGNED By JOHN BOTTS & JAMES JOY   )
for and on behalf of:              )
SYLVANIA LIGHTING                  )
INTERNATIONAL B.V.                 )
in the presence of:                )

Signature of Witness:
Name of Witness:                        D.J. BARBOUR
Address of Witness:                     7 Hogan Mens Porteus Rd.
                                        London N21UP

Occupation:                             Chartered Accountant

SIGNED By JOHN BOTTS & JAMES JOY   )
for and on behalf of:              )
FLOWIL INTERNATIONAL               )
LIGHTING (HOLDING) B.V.            )
in the presence of:                )

Signature of Witness:
Name of Witness:                        D.J. BARBOUR
Address of Witness:                     7 Hogan Mens Porteus Rd.
                                        London N21UP

Occupation:                             Chartered Accountant

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